EXHIBIT 10.5
RESTRICTED STOCK AWARD AGREEMENT
UNDER THE ALLIANCE DATA SYSTEMS CORPORATION
2005 LONG-TERM INCENTIVE PLAN
     THIS RESTRICTED STOCK AWARD AGREEMENT (the “Agreement”), made as of DATE (the “Grant Date”) by and between Alliance Data Systems Corporation (the “Company”) and NAME (the “Participant”) who is an employee of the Company or one of its Affiliates, evidences the grant by the Company of a stock award of restricted shares (the “Award”) to the Participant and the Participant’s acceptance of the Award in accordance with the provisions of the Alliance Data Systems Corporation 2005 Long-Term Incentive Plan (the “Plan”). The Company and the Participant agree as follows:
     1. Basis for Award. The Award is made under the Plan pursuant to Section 6(e) thereof for service rendered to the Company by the Participant.
     2. Stock Awarded.
          (a) The Company hereby awards to the Participant, in the aggregate, AMOUNT shares of Restricted Stock which shall be subject to the conditions and restrictions set forth in the Plan and this Agreement.
          (b) Shares of Restricted Stock shall be evidenced by a written or electronic book-entry form with the Company’s transfer agent, subject to such stop-transfer orders and other terms deemed appropriate by the Committee to reflect the restrictions applicable to such Award. Notwithstanding the foregoing, if any certificate is issued in respect of shares of Restricted Stock at the sole discretion of the Committee, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such award, substantially in the following form:
“THE TRANSFERABILITY OF THIS CERTIFICATE AND THE COMMON STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) CONTAINED IN THE RESTRICTED STOCK AWARD AGREEMENT DATED AS OF DATE, ENTERED INTO BETWEEN THE REGISTERED OWNER AND ALLIANCE DATA SYSTEMS CORPORATION.”
     If a certificate is issued with respect to the Restricted Stock, the Committee may require that the certificate evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that the Participant shall have delivered a stock power, endorsed in blank, relating to the shares covered by such Award. At the expiration of the restrictions, the Company shall instruct the transfer agent to release the shares from the restrictions applicable to such Award, subject to the terms of the Plan and applicable law or, in the event that a certificate has been issued, redeliver to the Participant (or his or her legal representative, beneficiary or heir) share certificates for the shares deposited with it without any legend except as otherwise provided by the Plan, this Agreement or applicable law. During the period that the Participant holds the shares of Restricted Stock, the Participant shall have the right to receive dividends on and to vote the Restricted Stock while it is subject to restriction, except as otherwise provided by the Plan. If the Award is forfeited, in whole or in part, the Participant will assign, transfer and deliver any evidence of the shares of Restricted Stock to the Company and cooperate with the Company to reflect such forfeiture. By accepting this Award, the Participant acknowledges that the Company does not have an adequate remedy in damages for the breach by the Participant of the conditions and covenants set forth in this Agreement and agrees that the Company is entitled to and may obtain an order or a decree of specific performance against the Participant issued by any court having jurisdiction.
     (c) Except as provided in the Plan or this Agreement, the restrictions on the Restricted Stock are that prior to vesting as provided in Section 3 of this Agreement, the shares will be forfeited by the Participant and all of the Participant’s rights to such stock shall immediately terminate without any payment or consideration by the Company, in the event of a Participant’s termination of employment as provided in Section 4 below or any sale, assignment, transfer, hypothecation, pledge or other alienation of such Restricted Stock made or attempted, whether voluntary or involuntary, and if involuntary whether by process of law in any civil or criminal suit, action or proceeding, whether in the nature of an insolvency or bankruptcy proceeding or otherwise .
     3. Vesting. Subject to Sections 2 and 4 of this Agreement, the restrictions will lapse with respect to 33% of the Award upon the day of the first anniversary of grant; an additional 33% of the Award will become vested on the day of the second anniversary of the date of grant; and the final 34% of the Award will become vested on the day of the third anniversary of the date of grant; provided, that, the Participant is then employed by the Company or an Affiliate. Notwithstanding the foregoing, subject to the limitations of the Plan, the Committee may accelerate the vesting of all or part of the Award at any time and for any reason.
     4. Termination of Employment.
          (a) Unless otherwise determined by the Committee at time of grant or thereafter or as otherwise provided in the Plan, any unvested portion of any outstanding Award held by a Participant at the time of termination of employment or other service will be forfeited upon such termination.
          (b) Upon termination of a Participant’s employment or other service with the Company and its Affiliates due to Cause, a Participant’s Award shall immediately be forfeited.
     5. Company; Participant.
          (a) The term “Company” as used in this Agreement with reference to employment shall include the Company and its Affiliates, as appropriate.
          (b) Whenever the word “Participant” is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the beneficiaries, the executors, the administrators, or the person or persons to whom the Restricted Stock may be transferred by will or by the laws of descent and distribution, the word “Participant” shall be deemed to include such person or persons.

     6. Adjustments; Change in Control.
          (a) In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Stock or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or exchange of Stock or other securities, liquidation, dissolution, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of outstanding Restricted Stock in connection with which shares have been issued, (ii) the number and kind of shares that may be issued in respect of Restricted Stock and (iii) the purchase price relating to any Restricted Stock Award. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Affiliate or the financial statements of the Company or any Affiliate or in response to changes in applicable laws, regulations, or accounting principles. Notwithstanding the foregoing, no such adjustment shall be authorized with respect to Awards subject to Section 6(g) of the Plan to the extent that such authority could cause such Awards to fail to qualify as “qualified performance-based compensation” under Section 162(m)(4)(C) of the Code.
          (b) In connection with a Change in Control, the Committee may, in its sole discretion, accelerate the vesting and/or the lapse of restrictions with respect to the Award. If the Award is not assumed, substituted for an award of equal value, or otherwise continued after a Change in Control, the Award shall automatically vest or the restrictions with respect to such Award shall lapse prior to the Change in Control at a time designated by the Committee. Timing of any payment or delivery of shares of Stock under this provision shall be subject to the 409A of the Code.
          (c) All conditions and restrictions relating to the Restricted Stock, including limitations on exercisability, risks of forfeiture and conditions and restrictions requiring continued employment, shall immediately lapse upon a termination of employment by the Company without Cause or by a Participant for Good Reason, within twelve months after a Change in Control.
     7. Clawback. Notwithstanding anything in the Plan or this Agreement to the contrary, in the event that the Participant breaches any nonsolicitation agreement entered into with, or while acting on behalf of, the Company or any Affiliate, the Committee may (a) cancel the Award, in whole or in part, whether or not vested, and/or (b) if such conduct or activity occurs within one year following the lapse of restrictions with respect to the Award, require the Participant to repay to the Company any shares received upon the lapse of the restrictions with respect to the Award (with such shares valued as of the date of the lapse of restrictions). Such cancellation or repayment obligation shall be effective as of the date specified by the Committee. Any repayment obligation may be satisfied in shares of Stock or cash or a combination thereof (based upon the Fair Market Value of the shares of Stock on the date of repayment), and the Committee may provide for an offset to any future payments owed by the Company or any Affiliate to the Participant if necessary to satisfy the repayment obligation; provided, however, that if any such offset is prohibited under applicable law, the Committee shall not permit any offsets and may require immediate repayment by the Participant.
     8. Compliance with Law. Notwithstanding any of the provisions hereof, the Company will not be obligated to issue or transfer any Stock to the Participant hereunder, if the exercise thereof or the issuance or transfer of such Stock shall constitute a violation by the Participant or the Company of any provisions of any law or regulation of any governmental authority. Any determination in this connection by the Committee shall be final, binding and conclusive. The Company shall in no event be obliged to register any securities pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended) or to take any other affirmative action in order to cause the issuance or transfer of Stock pursuant thereto to comply with any law or regulation of any governmental authority.
     9. No Right to Continued Employment. Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue in the employ of the Company or shall interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to discharge the Participant at any time for any reason whatsoever, with or without Cause. Participant acknowledges and agrees that the continued vesting of the Restricted Stock granted hereunder is premised upon his or her provision of future services with the Company and such Restricted Stock shall not accelerate upon his termination of employment for any reason unless specifically provided for herein.
     10. Representations and Warranties of Participant. The Participant represents and warrants to the Company that:
     (a) Agrees to Terms of the Plan. The Participant has received a copy of the Plan and has read and understands the terms of the Plan and this Agreement, and agrees to be bound by their terms and conditions. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Agreement, the Plan shall govern and control. All capitalized terms not defined herein shall have the meaning ascribed to them as set forth in the Plan. The Participant acknowledges that there may be adverse tax consequences upon the vesting of Restricted Stock or disposition of the shares of Stock once vested, and that the Participant should consult a tax adviser prior to such time.
     (b) Cooperation. The Participant agrees to sign such additional documentation as may reasonably be required from time to time by the Company.
     11. Taxes and Share Withholding. At such time as the Participant has taxable income in connection with an Award (a “Taxable Event”), the Company will require the withholding of a portion of shares then issusable to the Participant having an aggregate Fair Market Value equal to, but not in excess an amount equal to, the minimum federal, state and local income taxes and other amounts as may be required by law to be withheld by the Company in connection with the Taxable Event.
     12. Notice. Every notice or other communication relating to this Agreement shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided; provided, that, unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed or delivered to the Company at its principal executive office, and all notices or communications by the Company to the Participant may be given to the Participant personally or may be mailed to him or her at his or her address as recorded in the records of the Company. Notwithstanding the foregoing, at such time as the Company institutes a policy for delivery of notice by e-mail, notice may be given in accordance with such policy.
     13. Dividends. Any dividends that may be paid on Restricted Stock shall be either paid at the dividend payment date in shares of unrestricted stock having a Fair Market Value equal to the amount of such dividends, or subject to Section 409A of the Internal Revenue Code (“Section 409A”) , the payment of such dividends shall be deferred and/or the amount or value thereof automatically reinvested in additional Restricted Stock, other Awards, or other investment vehicles, as the Committee shall determine or permit the Participant to elect. Stock split or Stock dividends, and other property distributed as a dividend, shall be subject to restrictions and the risk of forfeiture to the same extent as the Restricted Stock with respect to which Stock or other property has been distributed, unless otherwise determined by the Committee.
     14. Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware without regard to its conflict of law principles.
     15. Electronic Transmission. The Company reserves the right to deliver any notice or Award by email in accordance with its policy or practice for electronic transmission and any written Award or notice referred to herein or under the Plan may be given in accordance with such electronic transmission policy or practice.
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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ALLIANCE DATA SYSTEMS CORPORATION

By:

Dwayne H. Tucker Executive Vice President

PARTICIPANT

NAME

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